UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2010

VANITY EVENTS HOLDING, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000- 52524	43-2114545
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 Front Street, Brookings, South Dakota 57006
 (Address of principal executive offices) (Zip code)

(605) 692-8226
 (Registrant's telephone number, including area code)

P.O. Box 670793
Flushing, N.Y. 11367
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: Vanity Events Holding, Inc. is filing this Current Report on Form 8-K/A to amend the Current Report on Form 8-K initially filed with the Securities Exchange Commission on January 6, 2011 to (i) include the management discussion and analysis with financial information for the fiscal years ended December 31, 2009 and 2008 and for the nine months ended September 30, 2010, (ii) include the audited financial statements of Shogun Energy, Inc. for the fiscal year ended December 31, 2009 as Shogun was incorporated on September 25, 2009 and the unaudited financial statements for the nine months ended September 30, 2010, which are attached as Exhibits 99.1 and 99.2, respectively, (iii) include the unaudited pro forma condensed combined financial statements of Shogun Energy, Inc as of September 30, 2010,  for the year ended December 31, 2009 and for the nine months ended September 30, 2010, which is attached as exhibit 99.3 and (iv) correct an error in the number of shares held by Shawn Knapp, our chief executive officer, as disclosed in the “Security Ownership of Certain Beneficial Owners and Management” Section on page 21.

Item 1.01  Entry into a Material Definitive Agreement.

Exchange Agreement

On December 31, 2010, Vanity Event Holdings, Inc. (the “Company”) entered into a share exchange agreement (“Exchange Agreement”) by and among the Company, Shogun Energy, Inc., a South Dakota corporation (“Shogun”), Shawn Knapp, the principal shareholder of Shogun (the “Principal Shareholder”) and the other shareholders of Shogun (the “Shogun Shareholders” and collectively with the Principal Shareholder, the “Shareholders”).  Pursuant to the terms of the Exchange Agreement, the Shareholders exchanged an aggregate of 100% of the issued and outstanding shares of capital stock of Shogun in exchange for 500,000 shares of the Company’s series A preferred stock (the “Exchange”). Each share of series A preferred stock shall be entitled to 1,604 votes per share and shall be convertible into 1,604 shares of the Company’s common stock.  Upon filing an amendment to the Company’s certificate of incorporation to increase the number of shares of authorized common stock so that there is an adequate amount of shares of authorized common stock for issuance upon conversion of the series A preferred stock (the “Amendment”), the shares of series A preferred stock will be automatically converted into an aggregate of 802,000,000 shares of the Company’s common stock.  The Exchange Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the Exchange consideration, the process of exchanging the consideration and the effect of the Exchange.   The closing of the transaction took place on December 31, 2010 (the “Closing Date”).

In connection with the Exchange, on December 31, 2010, Sam Wolf resigned as our chief executive officer, president and chief operating officer, effective immediately, and Ezzie Goldish resigned as our chief financial officer, effective immediately. Upon the expiration of the 10-day period following the delivery and/or mailing of the Schedule 14f-1 Information Statement to our stockholders in compliance with the provisions of Section 14(f) of the Act and Rule 14(f)-1 thereunder, the resignation of Mr. Wolf and Mr. Goldish as members of our board of directors will also become effective.

In connection with the acquisition of Shogun, on December 31, 2010, the following executive officers of Shogun were appointed as officers of the Company:

Name	Title
Shawn Knapp	Chairman and Chief Executive Officer
Darrick Wika	Vice President of Marketing
John Carmichael	National Sales Director

As a result, upon consummation of the Exchange, the Company now has 64,989,807 shares of common stock outstanding and 500,000 shares of series A preferred stock outstanding.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, a copy of which are attached as an exhibit to this Current Report on Form 8-K.  Readers should review such agreement for a complete understanding of the terms and conditions associated with these transactions.

Prior to the consummation of the Exchange, on December 29, 2010, Shogun made a rescission offer (the “Rescission Offer”) to certain investors who invested money in Shogun during 2010.  During 2010, Shogun received investment proceeds in the amount of $536,350.00 from certain accredited and non-accredited investors.  The investments were primarily made by family and close friends. South Dakota law requires that a seller of a security must not omit material facts necessary for the investor to make an informed decision about the purchase of the security.  In the case of Shogun, not all of the material information was compiled at the time the investment proceeds were received.  The Rescission Offer provided each investor of Shogun with information regarding Shogun and asked them to affirm or rescind his or her investment decision in Shogun.  In connection with the Rescission Offer, Shogun agreed to return all proceeds to those investors who invested less than One Thousand Dollars ($1,000.00) in Shogun, for an aggregate of $3,650.

Item 2.01  Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 above, on the Closing Date, we acquired Shogun in accordance with the Exchange Agreement.  Pursuant to the Exchange Agreement, the Company acquired an aggregate of 100% of the issued and outstanding capital stock of Shogun from the Shareholders in exchange for 500,000 shares of the Company’s series A preferred stock.    As a result of the Exchange, Shogun became a wholly owned subsidiary of the Company.

Description of Shogun Energy

As a result of the Exchange, the following is the corporate structure of the Company and its subsidiaries:

Vanity Events Holdings, Inc. (the “Company”)
100%
Shogun Energy, Inc. (“Shogun”)

History

Shogun Energy, Inc. (“Shogun”) was incorporated in the state of South Dakota in September 2009 under the name “Abstract Nationwide Distributing, Inc.”  On September 20, 2010, Shogun changed its name from “Abstract Nationwide Distributing, Inc.” to “Shogun Energy, Inc.”

Overview

Shogun’s goal is to produce a premium line of energy drinks that are unique and appealing to all demographics, which adds to the allure of its product and the value of its brand. Shogun operates with the four warrior attributes in mind: loyalty to our customers; honor and pride in ourselves to produce an excellent product; confidence to promote our energy drink; and determination to toil long hours in order to perfect our product.

Currently, Shogun’s only product is the Shogun Energy® drink which is available in both regular and sugar-free varieties.  Shogun packages its Shogun Energy® drinks in 8.4-ounce and/or 16-ounce aluminum cans.

Industry Overview

The energy drink market space consists of approximately $10 billion in revenue per year in the United States.  This market continues to grow with young adults being more accustomed to energy drinks, plus energy drinks are being used more and more as a mix in alcoholic drinks. More importantly, the energy drink market is not confined to the United States or North America. Many countries in Europe and Asia are consuming high quantities of energy drinks. Energy drinks have a significant connection to Asian countries in particular. Lipovitan, a Japanese drink was first created in the 1960’s and has spawned other drinks throughout Asia. Management believes there is no reason that the energy drink market should not continue to expand.

According to market researcher Packaged Facts, energy drinks are growing at an annual rate of 12 percent and with sales expected to surpass $9 billion by 2011.  Since 2002, when total retail sales were just $1.2 billion, the market for energy drinks has increased 440 percent overall to an estimated $6.6 billion in 2007.

The energy drink industry is a smart industry that is continually developing, expanding, and using innovative marketing techniques. As a whole, the industry caters to a younger market in the age range of 12 to 35. The primary target for the majority of energy drink companies is male teenagers and young people, mostly in the 20s age bracket. It is a small segment of society and seemingly very tight market, but these potential consumers have so far been exceptionally receptive to energy drink products. The energy drink industry is not dominated by large, giant companies like the soft-drink industry, but instead characterized by stiff competition between an increasing number of smaller companies, all catering to a very select consumer base.  Most of the small companies that are involved in the energy drink industry do not yet have a nationwide distribution, so their advertising techniques and strategies are more specific and selective.

Many energy drink companies are directing their products at very specific groups of consumers, such as extreme sports enthusiasts, video game players, or the hip-hop crowd. In fact, many of the names of the beverages clearly relate to one of these areas. Little, if any, advertising for most of these energy drinks is done with television ads. A good number of the companies sponsor extreme events and publicity stunts to promote awareness of their product to the desired consumer group. In addition to sponsoring public events, such as extreme sporting contests or video game championships, other energy drink companies rely on celebrity endorsements to promote their beverages. Although the energy drink is unlike many of the other successful beverage industries, its innovation and timely product development continue to develop it into a profitable industry with great potential.

Market Opportunity

Management believes beverage distributorships present a great opportunity in marketing its product to the public. Accordingly, Shogun intends to negotiate with beverage distributors to have them incorporate Shogun into their offerings.  In this regard, Shogun has already developed a relationship with nine beverage distributors throughout South Dakota and North Dakota, and has begun extensive negotiations with distributors in the Denver area, Omaha, Minneapolis/St. Paul, and throughout the entire states of Montana, and Wyoming.

Management believes that its Shogun Energy® drink has a price advantage in the market space.  Management also believes that the distinct taste of the Shogun Energy® drink will have a positive impact in the market because it can be mixed by the customer with other beverages.

Shogun is currently exploring distribution is the international marketplace, where it believes there is also a great opportunity for the sale of its Shogun Energy® drink. Export distribution market opportunities are currently being explored in China, Australia, New Zealand, Thailand, and Canada.

According to Food and Drink Europe Consumer-Trends, Asia accounts for nearly half of the world's sales of sports and energy drinks and contains five of the top 10 markets in per capita terms, yet it is one of the most underdeveloped global markets, and the two categories have only a weak presence in a number of countries in the region.

A new report by beverage industry analysts Canadean (market researchers and research consultants) contrasts the performance of sports and energy drinks in markets worldwide. It finds that Japan, which takes two fifths of the region's volume, has the world's highest per capita consumption at 15 litres, while China's volume is only a third of Japan's and consumes around half a litre.

A populous nation like India has minuscule sales, and any sales in Pakistan are too small to be reported at all, according to the report. A dynamic market in Indonesia, however, has seen growth averaging 24 per cent a year since 1996.

Asia, along with North America, accounts for more than four fifths of global volume, a situation that is not expected to change in the medium term future, reports Canadean. The most dynamic growth rates, however, will be seen in the Middle East/North Africa region, where markets are small by international standards.

The report notes that sports and energy drinks remain high value, low volume products, and although worldwide sales are predicted to exceed 11 billion litres by 2005, per capita consumption will still be tiny at just 1.5 litres.

Products

Currently, Shogun’s only product is the Shogun Energy® drink which is available in regular and sugar-free.  Shogun packages its Shogun Energy® drinks in 8.4-ounce and/or 16-ounce aluminum cans. Both drinks have a light carbonated citrus-gingerale flavor and unlike others does not have a sticky after taste. Management believes Shogun Energy® is perhaps the best mixer on the market. Shogun mixes with all sorts of products such as, Ruby Red Squirt, Mountain Dew, Gatorade, Water, almost all liquor, and even beer. Management believes this sets Shogun Energy®  apart from all other energy drinks on the market.

Management believes that the Shogun Energy®  can is like no other. It consists of three colors: black, red and white. The can design is simple very distinctive and has a premium look, which helps it a stand out from the others as something different and of quality. Management believes that it is very important to build brand awareness.  The different can sizes are essential. For the budget minded person and the person who likes large volume, the 16 oz. can is perfect. The 8.4 oz. can is perfect for the bars that are mixing the drink with other products.

Manufacture and Distribution

Shogun does not directly manufacture our Shogun Energy® drink, but instead outsource the manufacturing process to third party bottlers and contract packers.

Shogun has a working relationship with Ball Corp., which manufactures the cans for the Shogun Energy® drink.  Shogun purchases its cans from Ball Corp. on an as-needed basis and the cans are then stored at Ball Corp., free of charge until Shogun is ready to have them shipped to our bottler.

Shogun purchases flavors, supplements, cans, and other ingredients for its Shogun Energy® drink from its suppliers, which are delivered to its various third party bottlers and co-packers. The third party bottlers or packers add filtered water and/or other ingredients and supplements for the manufacture and packaging of Shogun Energy® drink product into Shogun-approved containers in accordance with its formula.

Shogun is generally responsible for arranging for the purchase of and delivery to its third party bottlers and co-packers of the containers in which our beverage products are packaged.

Although Shogun’s production arrangements are generally of short duration or are terminable upon its request, Shogun believes a short disruption or delay would not significantly affect our revenues because alternative packing facilities in the United States with adequate capacity can usually be obtained for many of our products at commercially reasonable rates and/or within a reasonably short time period.

Shogun’s goal is to have the cans bottled at the facility that is closest to the final destination as possible. Currently Shogun has its 8.4 oz. cans bottled at NVE Pharmaceuticals in Andover, New Jersey, and Cold Springs Brewing Company in Minnesota. The 16 oz. cans are filled in Cold Springs Brewing Company in Minnesota.  Shogun does not have any long term agreements with its bottlers and it enters into arrangements with them on an as-needed basis.

Shogun currently purchases the ingredients from Allan Flavors in New Jersey. They are shipped to the bottler with Shogun’s confidential bathing instructions. Shogun does not have any long term agreements with Allan Flavors and it enters into arrangements with them on an as-needed basis.

Distribution Agreements

Distribution levels vary by product and geographic location. Shogun continually seeks to expand distribution of our products by entering into agreements with regional bottlers or other direct store delivery distributors with established sales, marketing and distribution organizations. Many of our bottlers and distributors are affiliated with and manufacture and/or distribute other energy drink related products. In many cases, such products compete directly with our Shogun Energy® beverage.

Shogun has already developed a relationship with nine beverage distributors throughout South Dakota and North Dakota, and has begun extensive negotiations with distributors in the Denver area, Omaha, Minneapolis/St. Paul, and throughout the entire states of Montana, and Wyoming.  Shogun has relationships with distributors such as Budweiser, Miller, Coors, Core-mark, Candy and Tobacco distributors, vending companies and private individual distributors. Shogun does not have any long term agreements with its distributors and it enters into arrangements with them on an as-needed basis.

Raw Materials and Suppliers

The principal raw materials used in the manufacturing of our products are aluminum cans,the costs of which are subject to fluctuations on an annual basis.  Alan Flavors purchase’s beverage flavors, supplements, cane sugar, sucrose, sucralose and other sweeteners as well as other ingredients from independent suppliers located in the United States and abroad.

Generally, raw materials utilized by us in our business are readily available from numerous sources.

Generally, flavor suppliers hold the proprietary rights to their flavors.  Consequently, Shogun does not have the list of ingredients or formulae for its Shogun Energy® drink readily available to it and it may be unable to obtain these flavors from alternative suppliers on short notice. We have identified alternative suppliers of many of the supplements contained in many of our beverages. However, industry-wide shortages of certain fruits and fruit juices, and supplements and sweeteners have been, and could from time to time in the future be, experienced, which could interfere with and/or delay production of certain of our products.

Shogun continually endeavors to develop back-up sources of supply for certain of its flavors as well as to negotiate arrangements with suppliers which would enable it to obtain access to certain flavor formulas in certain circumstances. Additionally, in a limited number of cases, contractual restrictions and/or the necessity to obtain regulatory approvals and licenses may limit its ability to enter into agreements with alternative suppliers and manufacturers and/or distributors.

Competition

The beverage industry is highly competitive. The principal areas of competition are pricing, packaging, development of new products and flavors and marketing campaigns. Shogun’s products compete with a wide range of drinks produced by a relatively large number of companies, many of which have substantially greater financial, marketing and distribution resources than we do.

Important factors affecting our ability to compete successfully include taste and flavor of products, trade and consumer promotions, rapid and effective development and marketing of new, unique cutting edge products, attractive and different packaging, branded product advertising and pricing. We also compete for distributors who will focus on the sale of our products ahead of those of our competitors, provide stable and reliable distribution and secure adequate shelf space in retail outlets. Competitive pressures in the “alternative” beverage categories could cause Shogun’s products to be unable to gain or to lose market share or we could experience price erosion, which could have a material adverse effect on our business and results.

Shogun competes not only for consumer preference, but also for maximum marketing efforts by multi-brand licensed bottlers, brokers and distributors, many of which have a principal affiliation with competing companies and brands. Shogun’s products compete with products of much larger and substantially better financed competitors, including the products of numerous nationally and internationally known producers such as PepsiCo, Inc., Red Bull Gmbh, and Kraft Foods, Inc. Shogun also competes with companies that are smaller or primarily local in operation. Shogun’s products also compete with private label brands such as those carried by grocery store chains, convenience store chains and club stores.

Shogun’s energy drink will compete directly with many other energy drinks, including, but not limited to other established brands such as Red Bull, Monster, Rockstar, Full Throttle, No Fear, Amp, Adrenaline Rush, NOS, Venom, Redline, 180, Red Devil, Rip It, Vitaminenergy, 5-Hour Energy Shot, Stacker 2, Red Bull Energy Shot, Redline Energy Shot, NOS Energy Shot, Rockstar Energy Shot, Full Throttle Quick Shot, Amp Energy Shot and many other brands.

Sales and Marketing

Shogun’s sales and marketing strategy for its Shogun Energy® beverage will be to focus its efforts on developing brand awareness through image enhancing programs and product sampling. Shogun intends to use our branded vehicles and other promotional vehicles at events where it offers samples of our products to consumers. Shogun intends to utilize various methods to maximize demand from consumers for our products, including in-store promotions, prize promotions, price promotions, competitions, sampling and sponsorship of selected causes.

Shogun believes that one of the keys to success in the beverage industry is differentiation, which entails making our products visually distinctive from other beverages on the shelves of retailers. Shogun will continue to review its products and packaging on an ongoing basis and, where practical, endeavor to make them better and unique. The labels and graphics for many of our products are redesigned from time to time to maximize their visibility and identification, wherever they may be placed in stores, and we will continue to reevaluate the same from time to time.

Shogun has done promotions at stock car shows, ie. (Husets speedway, Sioux Falls, SD) motorcycle rallies, ie. (Sturgis Motor Cycle Rally, SD, Phoenix AZ Bike Week, Thunder in The Rockies, Loveland Colorado), ski resorts, ie. (Terry Peak SD, Loveland ski resort Co.) sports shows, ie. Fargo ND., Sioux Falls SD) bars, Florida, Minnesota, North Dakota, South Dakota, Iowa, Nebraska, Colorado, Arizona ect.),  convenience stores, Military bases, (Rapid City SD), Spring Breaks, College games, Motor cross events, MMA in the mid-western states  and Snowmobile events. Shogun has also attended retailer conventions such as the NACS Show and Liquor conventions, in Las Vegas, Nevada and Atlanta Georgia. These shows have proven very successful for the reason that the owners of the retail store gets to see first-hand how well the Shogun Energy® drink is received by the public. At some events Shogun sets up our booth and hands out samples of the Shogun Energy® drink. At these events Shogun offers a discount card for the customer to buy product online and have it shipped directly to their door. Management believes that these promotions have proven successful for brand awareness and it intends to continue these events in the future.

Customers

Currently, Shogun’s customers are primarily full service beverage distributors, retail grocery and specialty chains, wholesalers, club stores, drug chains, mass merchandisers, convenience chains, and food service customers. We also intend to drive the online sales direct to the customer in an auto-ship format.

Intellectual Property

Shogun currently uses two federally registered trademarks in conjunction with its products.  The “Shogun Energy Drink” mark, registration number 3831408, and the “Shogun” composite mark registration number 3831415.  Both of these marks are used under an exclusive perpetual worldwide license from C&C, LLC.

Shogun regards its trademarks, service marks, copyrights, domain names, trade dress, and similar intellectual property as very important to our business.   As Shogun develops new products and continues to develop its brand image, Shogun intends to protect its trademarks by applying for registrations and registering our trademarks with the United States Patent and Trademark Office and with government agencies in other countries around the world.

Depending upon the jurisdiction, trademarks are valid as long as they are in use and/or their registrations are properly maintained and they have not been found to have become generic.  Registrations of trademarks can generally be renewed as long as the trademarks are in use.

Shogun enforces and protects its trademark rights against third parties infringing or denigrating our trademarks, opposing registration of infringing trademarks, and initiating litigation as necessary.

License Agreement with C&C LLC

On December 27, 2010, Shogun entered into an exclusive perpetual worldwide trademark licensing agreement (the “License Agreement”) with C&C, LLC a company owned and controlled by Shawn Knapp, Shogun’s chief executive officer, and his wife (“Licensor”), pursuant to which Licensor has granted Shogun the exclusive right to use the trademarks “Shogun”, a composite mark having registration number 3831415 and “Shogun Energy Drink” having registration number 3831408 (collectively, the “Trademarks”) in connection with the manufacture and sale of energy drinks throughout the world.  In consideration for the use of the Trademarks, Shogun agreed that it will pay Licensor a royalty of one half cent ($0.005) per can, bottle, or other container of Shogun’s energy drink.  Royalties shall be computed on a quarterly basis and paid no later than the last day of the month following each calendar quarter.  The first royalty payment shall be due and payable for the period ended March 31, 2012.  The term of the License Agreement begins on January 1, 2011 and is perpetual unless the License Agreement is terminated if (i) Shogun makes any assignment of its assets for the benefit of its creditors or it declares bankruptcy (ii) either party fails to comply with the terms of the License Agreement or (iii) Shogun fails to sell 69,120 cans of energy drinks in any calendar quarter.

Government Regulation

The production, distribution and sale in the United States of many of our products are subject to various federal and state regulations, including but not limited to: the Federal Food, Drug and Cosmetic Act; the Dietary Supplement Health and Education Act of 1994; the Occupational Safety and Health Act; various environmental statutes; and various other federal, state and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, labeling and ingredients of such products. Outside the United States, the production, distribution and sale of many of our products are also subject to numerous similar and other statutes and regulations.

Measures have been enacted in various localities and states that require that a deposit be charged for certain non-refillable beverage containers. The precise requirements imposed by these measures vary. Other deposit, recycling or product stewardship proposals have been introduced in certain states and localities and in Congress, and we anticipate that similar legislation or regulations may be proposed in the future at the local, state and federal levels, both in the United States and elsewhere.

Employees

As of December 31, 2010, Shogun employed a total of 9 full-time employees of which we employed 4 in administrative and operational capacities and 5 persons in sales and marketing capacities.

Legal Proceedings

From time to time, Shogun may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business.  Shogun is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Property

Shogun’s corporate offices and distribution facility are both located at 118 Front St. Brookings SD 57006.  Shogun leases approximately 12,000 square feet of space from Shawn Knapp, Shogun’s chief executive officer, for its entire operation with approximately 2,000 devoted to office space and 10,000 devoted to warehousing, refurbishment, and distribution operations for $4,400 per month.  The lease expires December 31, 2015 however Shogun has the option to renew the lease for an additional five year term upon written notice.  These facilities are suitable for Shogun’s purposes and are expected to accommodate its needs for the foreseeable future.

RISK FACTORS

Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We have a limited operating history which makes it difficult to evaluate our business on the basis of historical operations. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Reliance on our historical results may not be representative of the results we will achieve. Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, product costs or expenses. If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or incur losses, which may result in a decline in our stock price.

Our results of operations have not been consistent, and we may not be able to maintain profitability.

Our business plan is speculative and unproven. There is no assurance that we will be successful in executing our business plan or that even if we successfully implement our business plan, that we will sustain profitability now or in the future. If we incur significant operating losses, our stock price may decline, perhaps significantly.

We expect that we will need to raise additional funds, and these funds may not be available when we need them.

We believe that we will need to raise additional monies in order to fund our growth strategy and implement our business plan. Specifically, we expect that we will need to raise additional funds in order to pursue rapid expansion, develop new or enhanced services and products, and acquire complementary businesses or assets. Additionally, we may need funds to respond to unanticipated events that require us to make additional investments in our business. There can be no assurance that additional financing will be available when needed, on favorable terms, or at all. If these funds are not available when we need them, then we may need to change our business strategy and reduce our rate of growth.

We must effectively manage the growth of our operations, or our company will suffer.

Our ability to successfully implement our business plan requires an effective planning and management process.  If funding is available, we intend to increase the scope of our operations and acquire complimentary businesses.  Implementing our business plan will require significant additional funding and resources.  If we grow our operations, we will need to hire additional employees and make significant capital investments.  If we grow our operations, it will place a significant strain on our existing management and resources.  If we grow, we will need to improve our financial and managerial controls and reporting systems and procedures, and we will need to expand, train and manage our workforce.  Any failure to manage any of the foregoing areas efficiently and effectively would cause our business to suffer.

Changes in consumer preferences may reduce demand for some of our products.

Consumers are seeking greater variety in their beverages. Our future success will depend, in part, upon our continued ability to develop and introduce different and innovative beverages. In order to expand our market share, we must continue to develop and introduce different and innovative beverages and be competitive in the areas of taste, quality and health, although there can be no assurance of our ability to do so. There is no assurance that consumers will continue to purchase our products in the future. Additionally, many of our products are considered premium products and to maintain market share during recessionary periods we may have to reduce profit margins, which would adversely affect our results of operations. Product lifecycles for some beverage brands and/or products and/or packages may be limited to a few years before consumers’ preferences change. The beverage industry is subject to changing consumer preferences and shifts in consumer preferences may adversely affect us if we misjudge such preferences. We may be unable to achieve volume growth through product and packaging initiatives. We also may be unable to penetrate new markets. If our revenues decline, our business, financial condition and results of operations will be adversely affected.

Significant changes in government regulation may hinder sales.

The production, distribution and sale in the United States of many of our products are subject to various federal and state regulations, including, but not limited to: the Federal Food, Drug and Cosmetic Act; the Dietary Supplement Health and Education Act of 1994; the Occupational Safety and Health Act; various environmental statutes; and various other federal, state and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, labeling and ingredients of such products. New statutes and regulations may also be instituted in the future.  If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or such products may have to be recalled and/or reformulated and/or have the packaging changed, thus adversely affecting our financial condition and operations. In particular, California law requires that a specific warning appear on any product that contains a component listed by the State of California as having been found to cause cancer or birth defects. While we do not believe that any of our beverage products are required to display warnings under this law, we cannot predict whether an important component of any of our products might be added to the California list in the future. We also are unable to predict whether or to what extent a warning under this law would have an impact on costs or sales of our products.

Public health officials and health advocates are focusing on obesity, especially among children, and are encouraging consumers to reduce consumption of sweetened beverages. Possible new local and/or county and/or state and/or federal taxes, increased regulation on labeling and negative publicity may reduce sales of our products and may adversely affect our financial condition or results of operations.

Additionally, the U.S. Food and Drug Administration has recently proposed revising regulations with respect to serving size information and nutrition labeling on food and beverage products.  If definitive regulation is promulgated, we may incur significant costs to alter our existing packaging materials to comply with such regulations.  Additionally, revised serving size information may impact and/or reduce and/or otherwise affect the purchase and consumption of our products by our consumers.

Increased competition could hurt our business.

The beverage industry is highly competitive. The principal areas of competition are pricing, packaging, development of new products and flavors and marketing campaigns. Our products compete with a wide range of drinks produced by a relatively large number of manufacturers, most of which have substantially greater financial, marketing and distribution resources than we do.

Important factors affecting our ability to compete successfully include the taste and flavor of our products, trade and consumer promotions, rapid and effective development of new, unique cutting edge products, attractive and different packaging, branded product advertising and pricing. Our products compete with all liquid refreshments and with products of much larger and substantially better financed competitors, including the products of numerous nationally and internationally known producers such as PepsiCo, Red Bull Gmbh, Kraft Foods Inc., and Nestle Beverage Company. We also compete with companies that are smaller or primarily national or local in operations. Our products also compete with private label brands such as those carried by grocery store chains, convenience store chains, and club stores.

There can be no assurance that we will not encounter difficulties in maintaining our current revenues or market share or position due to competition in the beverage industry. If our revenues decline, our business, financial condition and results of operations could be adversely affected.

We rely on bottlers and other contract packers to manufacture our products. If we are unable to maintain good relationships with our bottlers and contract packers and/or their ability to manufacture our products becomes constrained or unavailable to us, our business could suffer.

We do not directly manufacture our products, but instead outsource such manufacturing to bottlers and other contract packers. In the event of a disruption or delay, we may be unable to procure alternative packing facilities at commercially reasonable rates and/or within a reasonably short time period. In addition, there are limited alternative packing facilities in the United States with adequate capacity and/or suitable equipment for our products. A disruption or delay in production of any of such products could significantly affect our revenues from such products as alternative co-packing facilities in the United States and abroad with adequate capacity may not be available for our products either at commercially reasonable rates, and/or within a reasonably short time period, if at all. Consequently, a disruption in production of such products could adversely affect our revenues.

We rely on bottlers and distributors to distribute our products.  If we are unable to maintain good relationships with our existing bottlers and distributors and/or secure such bottlers and distributors, our business could suffer.

We continually seek to expand distribution of our products by entering into agreements with regional bottlers or other direct store delivery distributors having established sales, marketing and distribution organizations. Many of our bottlers and distributors are affiliated with and manufacture and/or distribute other soda, carbonated and non-carbonated brands and other beverage products (both alcoholic and non-alcoholic), including energy drinks. In many cases, such products compete directly with our products.

The marketing efforts of our distributors are important for our success. If our Shogun Energy drink proves to be less attractive to our existing bottlers and distributors and/or if we fail to attract additional bottlers and distributors, and/or our bottlers and/or distributors do not market and promote our products with greater focus in preference to the products of our competitors, our business, financial condition and results of operations could be adversely affected.

Our customers are material to our success.  If we are unable to maintain good relationships with our existing customers, our business could suffer.

Unilateral decisions could be taken by our distributors, convenience chains, grocery chains, specialty chain stores, club stores and other customers to discontinue carrying our products at any time, which could cause our business to suffer.

Increases in cost or shortages of raw materials or increases in costs of co-packing could harm our business.

The principal raw materials used by us are aluminum cans, the costs of which are subject to fluctuation. We are uncertain whether the prices of any of the above or any other raw materials or ingredients will rise in the future and whether we will be able to pass any of such increases on to our customers. We do not use hedging agreements or alternative instruments to manage the risks associated with securing sufficient ingredients or raw materials.  In addition, some of these raw materials, such as certain sizes of cans, are available from a limited number of suppliers.

Our failure to accurately estimate demand for our products could adversely affect our business and financial results.

We may not correctly estimate demand for our products.  Our ability to estimate demand for our products is imprecise, particularly with new products, and may be less precise during periods of rapid growth, particularly in new markets. If we materially underestimate demand for our products or are unable to secure sufficient ingredients or raw materials including, but not limited to, cans, glass, labels, sucralose, flavors, supplements or packing arrangements, we might not be able to satisfy demand on a short-term basis. Moreover, industry-wide shortages of certain supplements and sweeteners have been and could, from time to time in the future, be experienced. Such shortages could interfere with and/or delay production of certain of our products and could have a material adverse effect on our business and financial results. We generally do not use hedging agreements or alternative instruments to manage this risk.

We rely upon our ongoing relationships with our key flavor suppliers.  If we are unable to source our flavors on acceptable terms from our key suppliers, we could suffer disruptions in our business.

Generally, flavor suppliers hold the proprietary rights to their flavors. Consequently, we do not have the list of ingredients or formulae for our flavors and certain of our concentrates readily available to us and we may be unable to obtain these flavors or concentrates from alternative suppliers on short notice. If we must replace a flavor supplier, we could experience temporary disruptions in our ability to deliver products to our customers which could have a material adverse effect on our results of operations.

Our intellectual property rights are critical to our success, and the loss of such rights could materially adversely affect our business.

We license two trademarks that are very important to our business.  We regard our trademarks, copyrights, and similar intellectual property as critical to our success and attempt to protect such intellectual property with registered and common law trademarks and copyrights, restrictions on disclosure and other actions to prevent infringement. However, there can be no assurance that other third parties will not infringe or misappropriate our trademarks and similar proprietary rights. If we lose some or all of our intellectual property rights, our business may be materially adversely affected.

If we are unable to maintain brand image or product quality, or if we encounter product recalls, our business may suffer.

Our success depends on our ability to build and maintain brand image for our existing product. We have no assurance that our advertising, marketing and promotional programs will have the desired impact on our product’s brand image and on consumer preferences. Product quality and/or ingredient content issues, efficacy or lack thereof, real or imagined, or allegations of product contamination, even if false or unfounded, could tarnish the image of the affected brands and may cause consumers to choose other products. We may be required from time to time to recall products entirely or from specific co-packers, markets or batches. Product recalls could adversely affect our profitability and our brand image. We do not maintain recall insurance.

While we have to date not experienced any credible product liability litigation, there is no assurance that we will not experience such litigation in the future. In the event we were to experience product liability claims or a product recall, our financial condition and business operations could be materially adversely effected.

If we do not maintain sufficient inventory levels or if we are unable to deliver our products to our customers in sufficient quantities, or if our retailers’ inventory levels are too high, our operating results will be adversely affected.

If we do not accurately anticipate the future demand for a particular product or the time it will take to obtain new inventory, our inventory levels will not be appropriate and our results of operations may be negatively impacted. If we fail to meet our shipping schedules, we could damage our relationships with distributors and/or retailers, increase our shipping costs or cause sales opportunities to be delayed or lost. In order to be able to deliver our products on a timely basis, we need to maintain adequate inventory levels of the desired products. If the inventory of our products held by our distributors and/or retailers is too high, they will not place orders for additional products, which would unfavorably impact our future sales and adversely affect our operating results.

Our ability to obtain favorable terms from our suppliers may impact our financial results.

 Our financial results depend significantly upon the business terms we can obtain from our suppliers, primarily competitive prices and consistent availability.  Because substantially all of our purchases are already cash in advance we do not have risk associated with loss of favorable payment terms.  We currently purchase the majority of our products directly from third party reverse logistics and distribution companies.  We do not have fixed or guaranteed contracts for these purchases.  We also acquire products from consumers via trade-in programs we operate for retail partners.  If our suppliers do not provide us with favorable business terms, we may not be able to offer products to our customers at competitive prices.

Our sales and profitability may be affected by changes in economic, business or industry conditions.

If the economic climate in the U.S. or abroad deteriorates, customers or potential customers could reduce or delay their technology investments.  Reduced or delayed technology investments could decrease our sales and profitability.  In this environment, our customers may experience financial difficulty, cease operations and fail to budget or reduce budgets for the purchase of our products and professional services.  This may lead to longer sales cycles, delays in purchase decisions, payment and collection, and can also result in downward price pressures, causing our sales and profitability to decline.  In addition, general economic uncertainty and general declines in capital spending in the information technology sector make it difficult to predict changes in the purchasing requirements of our customers and the markets we serve.  There are many other factors which could affect our business, including:

•	the introduction and market acceptance of new technologies, products and services;

•	new competitors and new forms of competition;

•	the size and timing of customer orders;

•	the size and timing of capital expenditures by our customers;

•	adverse changes in the credit quality of our customers and suppliers;

•	changes in the pricing policies of, or the introduction of, new products and services by us or our competitors;

•	changes in the terms of our contracts with our customers or suppliers;

•	the availability of products from our suppliers; and

•	variations in product costs and the mix of products sold.

These trends and factors could adversely affect our business, profitability and financial condition and diminish our ability to achieve our strategic objectives.

We face competition from numerous sources and competition may increase, leading to a decline in revenues.

We compete primarily with well-established companies, many of which we believe have greater resources than us.  We believe that barriers to entry are not significant and start-up costs are relatively low, so our competition may increase in the future.  New competitors may be able to launch new businesses similar to ours, and current competitors may replicate our business model, at a relatively low cost.  If competitors with significantly greater resources than ours decide to replicate our business model, they may be able to quickly gain recognition and acceptance of their business methods and products through marketing and promotion.  We may not have the resources to compete effectively with current or future competitors.  If we are unable to effectively compete, we will lose sales to our competitors and our revenues will decline.

We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer.

If we lose members of our senior management, we may not be able to find appropriate replacements on a timely basis, and our business could be adversely affected.  Our existing operations and continued future development depend to a significant extent upon the performance and active participation of certain key individuals, including our Chief Executive Officer and certain other senior management individuals.  We cannot guarantee that we will be successful in retaining the services of these or other key personnel.  If we were to lose any of these individuals, we may not be able to find appropriate replacements on a timely basis and our financial condition and results of operations could be materially adversely affected.

Litigation and litigation results could negatively impact our future financial condition and results of operations.

 In the ordinary course of our business, the Company is, from time to time, subject to various litigation and legal proceedings.  Currently, the Company is not subject to any litigation or legal proceedings In the future, the costs or results of such legal proceedings, individually or in the aggregate, could have a negative impact on the Company’s operations or financial condition.

RISKS RELATING TO OUR COMMON STOCK

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future.  The payment of dividends on our common stock would depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board of Directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

There is a limited market for our common stock which may make it more difficult to dispose of your stock.

Our common stock is currently quoted on the Over the Counter Bulletin Board under the symbol "VAEV".  There is a limited trading market for our common stock.  Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

A sale of a substantial number of shares of the Company's common stock may cause the price of its common stock to decline.

If the Company’s stockholders sell substantial amounts of the Company’s common stock in the public market, the market price of its common stock could fall.  These sales also may make it more difficult for the Company to sell equity or equity-related securities in the future at a time and price that the Company deems reasonable or appropriate.  Stockholders who have been issued shares in the Exchange or will be able to sell their shares pursuant to Rule 144 under the Securities Act of 1933, as amended, beginning on the six month anniversary of the Exchange Agreement.

Our common stock is subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 3a51-1 which establishes the definition of a "penny stock", for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Because certain of our stockholders control a significant amount of our common stock, they may have effective control over actions requiring stockholder approval.

Our directors, executive officers and principal stockholders (5%) and their affiliates will beneficially own approximately 86% of the outstanding shares of common stock upon the filing of the Amendment. Accordingly, our executive officers, directors, principal stockholders and certain of their affiliates will have substantial influence on the ability to control the Company and the outcome of issues submitted to our stockholders.

Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and stockholders could lose confidence in our financial reporting.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. Under the current SEC regulations, we are required to include a management report on internal controls over financial reporting in our Annual Report on Form 10-K for the year ended December 31, 2009.  Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls, could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price. Although we are not aware of anything that would impact our ability to maintain effective internal controls, we have not obtained an independent audit of our internal controls as such  is not required, and, as a result, we are not aware of any deficiencies which would result from such an audit. Further, at such time as we are required to comply with the internal controls requirements of Sarbanes Oxley, we may incur significant expenses in having our internal controls audited and in implementing any changes which are required.

FORWARD LOOKING STATEMENTS

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to raise capital when needed and on acceptable terms and conditions;

•	The intensity of competition; and
•	General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and we cannot assure you of the accuracy or completeness of the data included in this report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and oil and gas production. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See "Risk Factors" for a more detailed discussion of uncertainties and risks that may have an impact on future results.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion contains forward-looking statements based upon our current expectations and involves risks and uncertainties.  To the extent that the information presented in this report discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking.  Such forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “might,” “would,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  These include, among others, the cautionary statements in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this report.  These cautionary statements identify important factors that could cause actual results to differ materially from those described in the forward-looking statements.  When considering forward-looking statements in this report, you should keep in mind the cautionary statements in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section below, and other sections of this report.

The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding our expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future.

All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. It is important to note that our actual results could differ materially from those included in such forward-looking statements.

The following discussion and analysis of financial condition and results of operations should be read in conjunction with the financial statements and related notes.

Overview

Shogun Energy, Inc. (“Shogun” or the “Company” or “we”) was incorporated in the state of South Dakota on September 25, 2009 under the name “Abstract Nationwide Distributing, Inc.”  On September 20, 2010, Shogun changed its name from “Abstract Nationwide Distributing, Inc.” to “Shogun Energy, Inc.”

Shogun’s goal is to produce a premium line of energy drinks that are unique and appealing to all demographics, which adds to the allure of its product and the value of its brand. Shogun operates with the four warrior attributes in mind: loyalty to our customers; honor and pride in ourselves to produce an excellent product; confidence to promote our energy drink; and determination to toil long hours in order to perfect our product.

Currently, Shogun’s only product is the Shogun Energy® drink which is available in both regular and sugar-free varieties.  Shogun packages its Shogun Energy® drinks in 8.4-ounce and/or 16-ounce aluminum cans.

Recent Developments

On December 31, 2010, we entered into a share exchange agreement (“Exchange Agreement”) by and among Shogun, Vanity Event Holdings, Inc., a Delaware publicly held corporation (“Vanity”), Shawn Knapp, the principal shareholder of Shogun (the “Principal Shareholder”) and the other shareholders of Shogun (the “Shogun Shareholders” and collectively with the Principal Shareholder, the “Shareholders”).  Pursuant to the terms of the Exchange Agreement, the Shareholders exchanged an aggregate of 100% of the issued and outstanding shares of capital stock of Shogun in exchange for 500,000 shares of Vanity’s series A preferred stock. Each share of series A preferred stock shall be entitled to 1,604 votes per share and shall be convertible into 1,604 shares of Vanity’s common stock.  Upon filing an amendment to Vanity’s certificate of incorporation to increase the number of shares of authorized common stock so that there is an adequate amount of shares of authorized common stock for issuance upon conversion of the series A preferred stock, the shares of series A preferred stock will be automatically converted into an aggregate of 802,000,000 shares of Vanity’s common stock. As a result of this transaction, Shogun has become a wholly owned subsidiary of Vanity, and the Shareholders will own approximately 93% of Vanity’s common stock after the series A preferred stock conversion.

Critical Accounting Policies

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our financial statements; we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

Use of Estimates - These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Going Concern - The financial statements have been prepared on a going concern basis, and do not reflect any adjustments related to the uncertainty surrounding our recurring losses or accumulated deficit

Results of Operations

Initial Period from September 25, 2009 (Inception) to December 31, 2009

Revenue was minimal during this initial period, aggregating $10,351 in sales, as we began our business during the fourth quarter of 2009.

We generated a gross loss of $133,692 as we consumed inventory as we developed our product for market.

Operating expenses totaled $80,306, consisting primarily of payroll, advertising and promotion, rent and travel expense. We expect these costs to increase as our business grows.

Nine Months ended September 30, 2010 as compared to the nine months ended September 30, 2009.

Revenue was $283,554 for the nine month period as sales of our products increased as compared to $0 resulted from no activities for the period from September 25, 2009 (inception) through September 30, 2009.

We generated a gross profit of $142,080 or 50%.

Operating expenses totaled $498,465, consisting primarily of payroll, advertising and promotion, rent and travel expense as compared to $0 resulted from no activities for the period from September 25, 2009 (inception) through September 30, 2009. We expect these costs to increase as our business grows.

Liquidity and Capital Resources

As of September 30, 2010 we had a working capital deficit of $547,058. Subsequent to September 30, 2010 we raised $362,700 in cash proceeds from the sale of common stock.

We presently do not have any available credit, bank financing or other external sources of liquidity. We will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding.

We will still need additional capital in order to continue operations until we are able to achieve positive operating cash flow. Additional capital is being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements as of September 30, 2010.

MANAGEMENT

Executive Officers and Directors

Below are the names and certain information regarding Shogun’s officers and directors following the Exchange.

Name	Age	Position
Shawn Knapp	42	CEO/Chairman
Darrick Wika	42	VP of Marketing
John Carmichael	60	National Director of Sales

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at its annual meeting, to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Background of Executive Officers and Directors

Shawn Knapp – Chief Executive Officer and Director.  Mr. Knapp has been the founder and CEO/Chairman of Shogun Energy, Inc. since October 2009.  Mr. Knapp is the founder and President of Shawn’s Custom Homes, Inc., a construction company, since 1999.  Mr. Knapp is the VP of Ideal Properties, Inc., a real estate investment company in South Dakota.  From January 2003 to March of 2006, Mr. Knapp was the President and founder of Distinct Builders, Inc., a design company and manufacturer of ice shacks and commercial trailers for ice fishing in South Dakota.

Darrick Wika – VP of Marketing and Director.  Mr. Wika has been Vice President of marketing of Shogun Energy, Inc. since March 2010.  From September 1996 to present, Mr. Wika was the founder of Wika Investments, a real estate investment company in Brookings, SD, and is currently the CEO.  From August 2001 to May 2006, Mr. Wika was a financial advisor for American Express Financial Advisors in Brookings, SD.  In June 2006 and in March 2007, Mr. Wika founded Pintail Properties and Vine Street Properties, respectively.  Both are real estate holding companies. Mr. Wika is currently President and CEO of both companies.

John Carmichael – National Director of Sales and Director.  Mr. Carmichael has been the sales and marketing representative for Shogun Energy Inc., since March 2010. From 1997 until March 2010, Mr. Carmichael was a sales and marketing representative for US Smokeless Tobacco Company, producer and marketer of moist, smokeless tobacco and an operating company of Altria Group, Inc.  Mr. Carmichael received a BS in Business Administration from the University of Sioux Falls in 1996.

Family Relationships

None.

Committees

Our business, property and affairs are managed by or under the direction of the board of directors. Members of the board are kept informed of our business through discussion with the chief executive and financial officers and other officers, by reviewing materials provided to them and by participating at meetings of the board and its committees.

Our board of directors has no separate committees and it acts as the audit committee at this time. We have no qualified financial expert at this time. We intend to search for qualified individuals to serve as independent directors and members of an audit and compensation committee.

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

Executive Compensation

The following table summarizes all compensation recorded by Shogun in each of the last two completed fiscal years for our principal executive officers and our three most highly compensated executive officers who were serving as executive officers as of the end of the last fiscal year.  Such officers are referred to herein as our “Named Officers.”

						Non- Equity	Change in Pension Value &
				Stock	Option	Incentive	Non-Qualified	All
Name	Year	Salary ($)	Bonus	Award	Award	Plan	Deferred Comp	Other ($)	Total ($)

Shawn
Knapp	2009	-	-	-	-	-	-	-	0
	2008	-	-	-	-	-	-	-	0

Outstanding Equity Awards at Fiscal Year-End

The Company’s Named Executive Officers did not hold unexercised options or any other stock awards as of the end of our years ended December 31, 2009 and 2008, respectively. As such, the table has been omitted.

Employment Agreements

None.

Director Compensation

Directors did not receive any compensation for the fiscal year ended December 31, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

License Agreement with C&C LLC

On December 27, 2010, Shogun entered into an exclusive perpetual worldwide trademark licensing agreement (the “License Agreement”) with C&C, LLC a company owned and controlled by Shawn Knapp, Shogun’s chief executive officer, and his wife (“Licensor”), pursuant to which Licensor has granted Shogun the exclusive right to use the trademarks “Shogun”, a composite mark having registration number 3831415 and “Shogun Energy Drink” having registration number 3831408 (collectively, the “Trademarks”) in connection with the manufacture and sale of energy drinks throughout the world.  In consideration for the use of the Trademarks, Shogun agreed that it will pay Licensor a royalty of one half cent ($0.005) per can, bottle, or other container of Shogun’s energy drink.  Royalites shall be computed on a quarterly basis and paid no later than the last day of the month following each calendar quarter.  The first royalty payment shall be due and payable for the period ended March 31, 2012.  The term of the License Agreement begins on January 1, 2011 and is perpetual unless the License Agreement is terminated if (i) Shogun makes any assignment of its assets for the benefit of its creditors or it declares bankruptcy or (ii) either party fails to comply with the terms of the License Agreement.

Lease for 118 Front Street

Shogun’s corporate offices and distribution facility are both located at 118 Front St. Brookings SD 57006.  Shogun leases approximately 12,000 square feet of space from Shawn Knapp, Shogun’s chief executive officer, for its entire operation with approximately 2,000 devoted to office space and 10,000 devoted to warehousing, refurbishment, and distribution operations for $4,400 per month.  The lease expires December 31, 2015 however Shogun has the option to renew the lease for an additional five year term upon written notice.  These facilities are suitable for our purposes and are expected to accommodate our needs for the foreseeable future.

Dacotah Bank Loan

On April 30, 2010, Shogun issued a promissory note to Dacotah Bank for an aggregate principal amount of $55,000.  The promissory note bares interest at rate of 7.5% per annum and matured on October 30, 2010.  On December 29, 2010, the maturity date of the promissory note was extended from October 30, 2010 to February 1, 2012. Shogun’s obligations under the promissory note are guaranteed by Shawn Knapp, the Shogun’s chief executive officer.

Advances by Shawn Knapp and related entities

Shawn Knapp, Shogun’s chief executive officer, has funded Shogun on an as going basis through loans made by him personally, through his wife and through affiliated entities.  As of December 31, 2010, Mr. Knapp, his wife and his related entities have advanced $140,371 to Shogun.

On December 27, 2010, Shogun issued a note payable to LaserIt, Inc. for amounts loaned through September 30, 2010 for an aggregate principal amount of $46,067.39.  The note bears interest at a rate of 5% per annum and is payable in monthly installments of $3,000.00 commencing on June 1, 2011, until paid in full.

On December 27, 2010, Shogun issued a note payable to Shawn Knapp, Shogun’s chief executive officer, for amounts owed through September 30, 2010 for an aggregate principal amount of $63,848.85 related to accrued salaries, which included in the accrued expenses at September 30, 2010.   The note bears interest at a rate of 5% per annum and is payable in monthly installments of $1,500.00 commencing on June 1, 2011, until paid in full.

On December 27, 2010, Shogun issued a note payable to Roxanne M. Knapp, the wife of Shawn Knapp, Shogun’s chief executive officer, for amounts loaned and owed through September 30, 2010 for an aggregate principal amount of $71,196.03.  The note bears interest at a rate of 5% per annum and is payable in monthly installments of $1,500.00 commencing on June 1, 2011, until paid in full.

On December 27, 2010, Shogun issued a note payable to Shawn’s Custom Homes, Inc., an entity controlled by Shawn Knapp, Shogun’s chief executive officer, for amounts loaned and owed through September 30, 2010 for an aggregate principal amount of $90,366.83.  The note bears interest at a rate of 5% per annum and is payable in monthly installments of $1,500.00 commencing on June 1, 2011, until paid in full.

On December 26, 2010, Shogun issued a note payable to Duane Knapp, a relative of Shawn Knapp, Shogun’s chief executive officer, for amounts loaned on August 27, 2010 for an aggregate principal amount of $100,000.  The note bears interest at a rate of 5.5%  per annum and is payable on June 26, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of  December 31, 2010, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group.  Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over their shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Shawn Knapp (3)	641,600,000	90.80%
Darrick Wika (4)	10,538,280	13.96%
John Carmichael	0	*
All Executive Officers and Directors as a group (3 people)	652,138,280

(*) - Less than 1%.
(1)	Except as otherwise below, the address of each beneficial owner is c/o Shogun Energy, Inc., 118 Front Street, Brookings, South Dakota 57006.
(2)
Applicable percentage ownership is based on 64,989,807 shares of common stock outstanding as of December 31, 2010, together with securities exercisable or convertible into shares of common stock within 60 days of December 31, 2010, for each stockholder.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock that are currently exercisable or exercisable within 60 days of December 31, 2010, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)
In connection with the Exchange, Mr. Knapp received 400,000 shares of series A preferred stock of Vanity.  Each shares of series A preferred stock is entitled to 1,604 votes per share and is convertible into 1,604 shares of Vanity’s common stock.  Upon filing an amendment to the Company’s certificate of incorporation to increase the number of shares of authorized common stock so that there is an adequate amount of shares of authorized common stock for issuance upon conversion of the series A preferred stock, the shares of series A preferred stock will be automatically converted into an aggregate of 641,600,000 shares of the Company’s common stock.

(4)
In connection with the Exchange, Mr. Wika received 6,570 shares of series A preferred stock of Vanity.  Each shares of series A preferred stock is entitled to 1,604 votes per share and is convertible into 1,604 shares of Vanity’s common stock.  Upon filing an amendment to the Company’s certificate of incorporation to increase the number of shares of authorized common stock so that there is an adequate amount of shares of authorized common stock for issuance upon conversion of the series A preferred stock, the shares of series A preferred stock will be automatically converted into an aggregate of 10,538,280 shares of the Company’s common stock.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 350,000,000 shares of common stock, par value $0.0001 per share.

Prior to the Exchange, there were 64,989,807 shares of common stock issued and outstanding.

Holders of the Company’s Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of the Company’s Common Stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, Exchange or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s Common Stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. The Company’s Common Stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to the Company’s Common Stock.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock, par value $.0001 per share, Prior to the Exchange, there were 0 shares of preferred stock issued and outstanding. In connection with the Exchange, the Company issued 500,000 shares of series A preferred stock in exchange for the issued and outstanding shares of common stock of Shogun.  Each share of series A preferred stock shall be entitled to 1,604 votes per share and shall be convertible into 1,604 shares of the Company’s common stock.  Upon filing an amendment to the Company’s certificate of incorporation to increase the number of shares of authorized common stock so that there is an adequate amount of shares of authorized common stock for issuance upon conversion of the series A preferred stock (the “Amendment”), the shares of series A preferred stock will be automatically converted into an aggregate of 802,000,000 shares of the Company’s common stock.

Indebtedness

On April 30, 2010, Shogun issued a promissory note to Dacotah Bank for an aggregate principal amount of $55,000.  The promissory note bares interest at rate of 7.5% per annum and matured on October 30, 2010.  On December 29, 2010, the maturity date of the promissory note was extended from October 30, 2010 to February 1, 2012. Shogun’s obligations under the promissory note are guaranteed by Shawn Knapp, the Shogun’s chief executive officer.

Shawn Knapp, Shogun’s chief executive officer, has funded Shogun on an as going basis through loans made by him personally, though his wife and through affiliated entities.  As of December 31, 2010, Mr. Knapp, his wife and his related entities have advanced $140,371 to Shogun.

On December 27, 2010, Shogun issued a note payable to LaserIt, Inc. for amounts loaned through September 30, 2010 for an aggregate principal amount of $46,067.39.  The note bears interest at a rate of 5% per annum and is payable in monthly installments of $3,000.00 commencing on June 1, 2011, until paid in full.

On December 27, 2010, Shogun issued a note payable to Shawn Knapp, Shogun’s chief executive officer, for amounts owed through September 30, 2010 for an aggregate principal amount of $63,848.85 related to accrued salaries, which included in the accrued expenses account at September 30, 2010.  The note bears interest at a rate of 5% per annum and is payable in monthly installments of $1,500.00 commencing on June 1, 2011, until paid in full.

On December 27, 2010, Shogun issued a note payable to Roxanne M. Knapp, the wife of Shawn Knapp, Shogun’s chief executive officer, for amounts loaned and owed through September 30, 2010 for an aggregate principal amount of $71,196.03.  The note bears interest at a rate of 5% per annum and is payable in monthly installments of $1,500.00 commencing on June 1, 2011, until paid in full.

On December 27, 2010, Shogun issued a note payable to Shawn’s Custom Homes, Inc., an entity controlled by Shawn Knapp, Shogun’s chief executive officer, for amounts loaned through September 30, 2010 for an aggregate principal amount of $90,366.83.  The note bears interest at a rate of 5% per annum and is payable in monthly installments of $1,500.00 commencing on June 1, 2011, until paid in full.

On December 26, 2010, Shogun issued a notes payable to Duane Knapp, a relative of Shawn Knapp, Shogun’s chief executive officer, for amounts loaned on August 27, 2010 for an aggregate principal amount of $100,000.  The note bears interest at a rate of 5.5% per annum and is payable on June 26, 2011.

Transfer Agent

The transfer agent for the Common Stock is Old Monmouth Stock Transfer and its telephone number is 732-872-2727.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the Over-The-Counter Bulletin Board under the symbol “VAEV”.   The closing price of our common stock on the OTC Bulletin Board on December 31, 2010 was $0.0015 per share. The following table sets forth the range of high and low bid quotations as reported on the OTC Bulletin Board for the periods indicated.

	2009
	High	Low

First quarter	$-	$-
Second quarter	$3.50	$0.69
Third quarter	$2.25	$0.48
Fourth quarter	$1.70	$0.17

	2010
	High	Low

First quarter	$0.01	$0.001	4
Second quarter	$0.02	$0.005
Third quarter	$0.055	$0.005
Fourth quarter	$0.089	$0.001	5

Dividends

Any cash dividends on its common stock.  Currently, the Company intends to retain future earnings, if any, to finance the expansion of its business.  As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information with respect to each equity compensation plan under which the Company’s common stock is authorized for issuance as of the fiscal year ended December 31, 2009.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	-0-	-0-	-0-

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation and By-Laws provide that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation and By-Laws provide that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 5.01  Changes in Control of Registrant.

See Item 1.01 and Item 2.01 set forth above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01 and Item 2.01 set forth above.

Item 9.01  Financial Statements and Exhibits.

(a) Financial statements of business acquired.  The financial statements of Shogun Energy, Inc. for the initial period from September 25, 2009 (inception) to December 31, 2009 are incorporated herein by reference to Exhibits 99.1 to this report.  The unaudited financial statements of Shogun Energy, Inc. for the nine months ended September 30, 2010 are incorporated herein by reference to Exhibit 99.2 to this report.

(b) Pro forma financial information. Our unaudited pro forma condensed combined financial statements as of September 30, 2010,  for the year ended December 31, 2009 and for the nine months ended September 30, 2010 are incorporated herein by reference to Exhibit 99.3 to this report, and are based on the historical financial statements of the Company and Shogun Energy, Inc. after giving effect to the Transaction.
(d) Exhibits

Exhibit Number	Description
2.1
Share Exchange Agreement, dated December 31, 2010, by and among Vanity Event Holdings, Inc., Shogun Energy, Inc., the principal shareholder of Shogun Energy, Inc. and the other shareholders of Shogun Energy Inc. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2011 and incorporated herein by reference)

3.1
Certificate of Designation for the Company’s Series A Convertible Preferred Stock (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2011 and incorporated herein by reference)

4.1
Promissory Note for an aggregate principal amount of $55,000 issued to Dacotah Bank (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2011 and incorporated herein by reference)

4.2
Commercial Guaranty, dated December 29, 2010 issued to Dacotah Bank by Shawn Knapp for the benefit of Shogun Energy, Inc. (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2011 and incorporated herein by reference)

4.3
Note Payable for an aggregate principal amount of $63,848.85 issued by Shogun Energy, Inc. to Shawn Knapp (filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2011 and incorporated herein by reference)

4.4
Note Payable for an aggregate principal amount of $71,196.03 issued by Shogun Energy, Inc. to Roxanne M. Knapp (filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2011 and incorporated herein by reference)

4.5
Note Payable for an aggregate principal amount of $90,366.83 issued by Shogun Energy, Inc. to Shawn’s Custom Homes, Inc. (filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2011 and incorporated herein by reference)

4.6
Note Payable for an aggregate principal amount of $46,067.39 issued by Shogun Energy, Inc. to LaserIt, Inc. (filed as Exhibit 4.6 to the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2011 and incorporated herein by reference)

4.7
Note Payable for an aggregate principal amount of $100,000.00 issued by Shogun Energy, Inc to Duane Knapp. (filed as Exhibit 4.7 to the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2011 and incorporated herein by reference)

10.1
Exclusive perpetual worldwide trademark licensing agreement by and between Shogun Energy, Inc. and C&C, LLC, dated December 27, 2010 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2011 and incorporated herein by reference)

10.2
Commercial Lease, dated January 1, 2010, by and between Shawn Knapp and Shogun Energy, Inc. (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2011 and incorporated herein by reference)

99.1	Audited Financial Statements of Shogun Energy, Inc. for the initial period from September 25, 2009 (inception) to December 31, 2009
99.2	Unaudited Financial Statements of Shogun Energy, Inc. for the nine months ended September 30, 2010
99.3	Unaudited pro forma condensed combined financial statements of Shogun Energy, Inc., as of September 30, 2010 for the year ended December 31, 2009 and for the nine months ended September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANITY EVENT HOLDINGS, INC.

Dated: March 11, 2011	By:	/s/ Shawn Knapp
Name: Shawn Knapp
Title: Chief Executive Officer